COMMERCIAL AGENCY AGREEMENT

This COMMERCIAL AGENCY AGREEMENT (hereinafter referred to as "Commercial Agency Agreement") is made on 10th June 2008

Between

Bio Shaft Water Technology a company incorporated in United States of America and having its address at Spectrum Technology Center 184 Technology Dr, Suite 201 Irvine, C.A. 92618, hereinafter referred to as "First Party"

AND

Al Tawfeeq Companies, Qatar (C.R. 270), a company incorporated in Qatar and having its address at P.O.Box 187, Doha, Qatar (hereinafter referred to as "Second Party")

WHEREAS

The parties have signed a "Commercial Agency Agreement dated 10th June 2008, the two parties have agreed to join efforts to establish a business arrangement according to the following :

NOW IT IS HEREBY AGREED AS FOLLOWS :

1. This Commercial Agency Agreement shall become valid and binding and mutually exclusive between the Parties upon the date of the execution of this Agreement by the Parties and shall remain in full force until 31.12.2009 unless extended to a future date as maybe mutually agreed between the Parties.

2. Al Tawfeeq shall register this Commercial Agency Agreement with the Ministry of Finance and Economy, Companies Registration Department in Qatar to enable Bio Shaft to participate in the tenders and contract execution.

3. Bio Shaft shall actively pursue appropriate business opportunities within Qatar and Al Tawfeeq shall use its best endeavors to identify appropriate opportunities within Qatar and shall inform Bio Shaft of such identified opportunities on an exclusive basis such as mentioned below.

    a. Al Tawfeeq will facilitate to settle Bio Shaft as an independent entity
    b. Advise and participate on local scenario and networking
    c. Inside information on projects and back door coordination
    d. Advise on tender strategies and market rates to assist Bio Shaft in determining their strategy on participation in and submission of tenders

e. Assist and participate in the most efficient strategies for the recruitment of labourers to ensure the smooth running of the project
f. Assist and participate with Bio Shaft in staff recruitment including the visa and work permit applications
g. To represent Bio Shaft in negotiations (within the limits of the authority given by Bio Shaft) with the landowners for the sourcing of the land which is suitable for the site offices and office blocks in terms of costs, expenses and locality
h. Assist and participate in plant and material importation
i. Assist in ensuring the promptness of progress payments
j. Advise and participate in finalizing on any contractual issues arising
k. Nominate and participate in the selection of material sources, subcontractors and local workshops

4. Bio Shaft shall be responsible for the preparation of tenders and Al Tawfeeq shall provide such local services, facilities and assistance in the compilation of tenders as are required by Bio Shaft to facilitate the activities of Bio Shaft for the tender submissions and if successful, the execution of the contracts. Bio Shaft shall bear all costs of tendering and if successful, the execution of the contracts plus all the costs incurred for government authorities for the smooth functioning of the project.

5. In the event of a contract award, Bio Shaft shall be solely responsible for the contract works and shall provide all contract financing and shall bear all contract risk.

6. For the performance of the services Al Tawfeeq shall be entitled to a fixed lump sum remuneration from Bio Shaft As follows :

   a. Projects worth upto 10 million US Dollars – commercial agency consultancy fee 5%
   b. Projects worth upto 50 million US Dollars – commercial agency consultancy fee 3.5%
   c. Projects worth upto 100 million US Dollars – commercial agency consultancy fee 2.5%
   d. Projects worth above 150 million US Dollars – commercial agency consultancy fee 2%

7. No party shall without the prior written consent of the other Party assign, sell or otherwise transfer or mortgage, charge or otherwise encumber in any way its interest or any part thereof in the Commercial Agency Agreement.

8. The Parties shall maintain the complete confidentiality of this Commercial Agency Agreement and all information acquired by the Parties in connection with this Agreement and such information shall be treated as confidential and neither

party shall divulge any such information to any third party without the prior written consent of the other party.

9. Neither party shall have the authority to act, contract or incur any obligations or responsibilities on behalf of the other party, unless otherwise provided in the Commercial Agency Agreement or by virtue of a power of attorney duly executed by the other Party.

10. No amendments, variation or changes to this Commercial Agency Agreement shall be effective unless agreed to in writing by the Parties hereto.

11. This Commercial Agency Agreement shall be binding on the successors in title and permitted assigns of the Parties.

12. In the event of a dispute or disagreement arising out of or in connection with this Commercial Agency Agreement, the Parties shall refer such dispute or disagreement to Qatar arbitration and the decision of the arbitrator shall be final and binding upon the Parties and/or any persons claiming under them.

For First Party

Dr. Hans Badreddine
CEO
Bio Shaft Water Technology

BioShaft
Water Technology

for Second Party

Dr. M.H. Minkara
CEO / Vice President
Al Tawfeeq Trading & Cont.